Filed Pursuant to Rule 424(b)(3)
File Number 333-120973
PROSPECTUS SUPPLEMENT NO. 6
to Prospectus declared
effective on May 11, 2006
as supplemented on May 17, 2006, June 12, 2006, August 18, 2006, September 18, 2006 and September 29, 2006
(Registration No. 333-120973)
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
     This Prospectus Supplement No. 6 supplements our Prospectus dated May 12, 2006, Prospectus Supplement No. 1 dated May 17, 2006, Prospectus Supplement No. 2 dated June 12, 2006, Prospectus Supplement No. 3 dated August 18, 2006, Prospectus Supplement No. 4 dated September 18, 2006 and Prospectus Supplement No. 5 dated September 29, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 6 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4 and Prospectus Supplement No. 5.
     This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:
•	the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated October 14, 2006; and
•	the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated October 18, 2006.
     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is October 23, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2006
Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300

(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)
508-549-9981
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

ITEM 8.01 Other Events
The Company issued a press release on October 14, 2006 and October 15, 2006, each of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits:
99.1	Press release issued on October 14, 2006.

99.2	Press release issued on October 15, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor

Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer
Dated: October 16, 2006

Exhibit Index

Exhibit	Description
99.1	Press release issued on October 14, 2006.

99.2	Press release issued on October 15, 2006.

Exhibit 99.1
CYBERKINETICS’ BRAINGATE SYSTEM ENABLES THOUGHT-DRIVEN COMPUTER CONTROL FOR FIRST ALS PATIENT IN PILOT CLINICAL TRIAL
Data Presented at the Annual Meeting of the Society for Neuroscience
FOXBOROUGH, MA, October 14, 2006 — Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics) announced that Leigh R. Hochberg, M.D., Ph.D., Principal Investigator in the pilot trial of the BrainGate Neural Interface System (BrainGate), presented preliminary findings from the trial’s first participant with ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease) in his presentation at the Annual Meeting of the Society for Neuroscience in Atlanta, Georgia. Dr. Hochberg discussed initial scientific and clinical observations related to the participant, who is unable to speak or move due to advanced ALS. The participant was nonetheless immediately able to use his own thoughts and the BrainGate System to control a computer cursor.
“ALS is a progressive degenerative disease that damages spinal motor neurons and some neurons in the motor cortex itself, so we are extremely encouraged to see robust neural activity in the motor cortex of the first ALS participant. While the results are still preliminary, the participant has been able to sufficiently modulate his brain activity to control an external device with periods of impressive speed and accuracy,” said John Donoghue, Ph.D., Founder and Chief Scientific Officer of Cyberkinetics and Professor, Department of Neuroscience at Brown University. “Furthermore, the ability to obtain recordings from the motor cortex in a person with ALS provides us with a unique measure of brain function and, potentially, insight into the nature of disease progression in ALS.”
Lucie Bruijn, Ph.D., Science Director for the ALS Association added, “While researchers continue to search for therapies to significantly slow the disease, there is still a tremendous need for new technologies that can help improve the lives of people living with ALS. The recent advances with brain interface technologies give us hope that it is possible to develop a technology that will be easy to use and that can restore a sense of independence and improved quality of life for many people who are unable to move or talk.”
“The goal of this pilot trial is to evaluate the safety and potential usefulness of the BrainGate System in people with ALS. Based on the preliminary results obtained by the first participant, we are optimistic that we may be able to achieve these objectives,” commented Timothy R. Surgenor, Cyberkinetics’ President and Chief Executive Officer. “Restoring the ability to communicate for those with ALS represents a significant quality-of-life advance. If we are able to replicate these results and overcome a number of significant challenges in the development of the device, this population may become an important target for early application of BrainGate technology.”
Summary of Preliminary Results
In his talk, “Voluntary modulation of motor cortical activity by a person with amyotrophic lateral sclerosis: initial BrainGate experience,” Dr. Hochberg presented data that suggest it is possible, even for a person with ALS, to voluntarily excite cells in their motor cortex by simply imagining moving, or intending to move, a paralyzed limb. According to preliminary findings, the participant, a 37 year-old man who is unable to speak or move his arms or legs, demonstrated the ability to voluntarily modulate his cortical activity to control a computer cursor and communication software. Further, once the neural decoder was calibrated (then a 20-30 minute process—now a 5-10 minute process) no learning time was required for a person with ALS to demonstrate initial control of a computer cursor using the BrainGate System. Over the first three months of testing, the BrainGate System recorded an average of 109 neurons each day. On the first day of attempted cortical control, with no prior training, the participant demonstrated good control of the computer cursor – achieving almost 70% accuracy on a point-to-point cursor-movement task.
In addition to his role as Principal Investigator in the BrainGate clinical trial, Dr. Hochberg is an Instructor in Neurology at Harvard Medical School and a member of the neurology staff at Massachusetts General Hospital, Brigham and Women’s Hospital and the Spaulding Rehabilitation Center. He is also Associate Investigator, Rehabilitation Research and Development Service, Center for Restorative and Regenerative Medicine, Department of Veterans Affairs, Providence, Rhode Island, as well as an Investigator in Neuroscience at Brown University.
A copy of Dr. Hochberg’s abstract is available from Cyberkinetics’ website in the Media Kit at www.cyberkineticsinc.com. For specific information about BrainGate™ clinical trials please send an email to braingateinfo@cktrial.com.
About the BrainGate System
The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface (BCI) that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a human hair, that can detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the motor cortex. A small wire connects the sensor to a cart containing computers, signal processors and monitors that enable the study operators to determine how well study participants can control devices driven by their neural output – that is, by thought alone. The ultimate goal of the BrainGate System development program is to create a safe, effective and unobtrusive universal operating system that will enable those with motor impairments resulting from a variety of causes to quickly and reliably control a wide range of devices, including computers, assistive technologies and medical devices, simply by using their thoughts.
A pilot study of the BrainGate System is currently underway in those with severe paralysis resulting from spinal cord injury (SCI), muscular dystrophy, or with “locked-in” syndrome (tetraplegia and the inability to speak) secondary to stroke. A second pilot study is currently enrolling individuals with ALS or other Motor Neuron Diseases at the Massachusetts General Hospital in Boston, Massachusetts.

About ALS
ALS, commonly known as Lou Gehrig’s disease or Motor Neuron Disease, is a progressive neurodegenerative disease that attacks motor neurons in the brain (upper motor neurons) and spinal cord (lower motor neurons). These motor neurons control the movement of voluntary muscles. When the motor neurons can no longer send impulses to the muscles due to ALS, the muscles begin to waste away (atrophy), causing increased muscle weakness. Motor neuron, or nerve cell, death makes it impossible for the brain to control muscles or signal them to move. 30,000 people throughout the U.S. currently have ALS, and 8,000 new cases are diagnosed each year. Presently, there is no cure for ALS.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara™ Oscillating Field Stimulator (OFS™) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord and to restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the NeuroPort™ System, which is cleared to market in the United States, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Cyberkinetics Contact:
Elizabeth A. Razee, Manager, Corporate Communications
508-549-9981, Ext. 109; Cell: 508-468-5464; erazee@cyberkineticsinc.com

MacDougall Biomedical Communications Contact:
Kari Watson, Media Relations
508-647-0209; kwatson@macbiocom.com
ALS Association Contact:
Jeff Snyder, Vice President of Communications
(818) 587-2220, jeff@alsa-national.org
Brown University Contact:
Wendy Lawton, Senior Science Writer
401-863-1862; Cell: 401-837-6055; wendy_lawton@brown.edu
Massachusetts General Hospital Contact
Susan McGreevey, MGH Public Affairs
617-724-2764; E-mail: smcgreevey@partners.org

Exhibit 99.2
CYBERKINETICS’ BRAINGATE SYSTEM ENABLES THOUGHT-DRIVEN COMMUNICATION DEVICE AND WHEELCHAIR CONTROL FOR FIRST STROKE PARTICIPANT IN PILOT CLINICAL TRIAL
Data Presented at the Annual Meeting of the Society for Neuroscience
FOXBOROUGH, MA, October 15, 2006 — Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics) announced that John P. Donoghue, Ph.D., Cyberkinetics’ Chief Scientific Officer, presented preliminary findings from three participants in Cyberkinetics’ pilot trial of the BrainGate Neural Interface System (BrainGate) at the Annual Meeting of the Society for Neuroscience in Atlanta, Georgia. Dr. Donoghue provided preliminary scientific results related to one of the participants who is unable to move or speak due to a brainstem stroke. This participant was able to achieve BrainGate-enabled control of a communication device and to demonstrate the initial proof-of-concept of the ability to remotely operate a wheelchair using her thoughts. In addition, Dr. Donoghue reported that significant progress has been achieved in the development of neural signal-control filters that improve the speed and accuracy of the participant’s cursor control.
“Throughout the study, we have used the information we are gathering about the functionality of the BrainGate System to enhance the system’s performance, which has resulted in increased speed and accuracy of the participant’s cursor control.” said John P. Donoghue, Ph.D., Founder and Chief Scientific Officer of Cyberkinetics and Professor, Department of Neuroscience at Brown University. “The BrainGate System has a useful brain sensor with improved decoding and interface software capable of controlling a computer cursor with click action. The initial demonstration that BrainGate System can be used to remotely operate a motorized wheelchair supports the breadth of the technology’s ultimate potential, where the same device can be used for the simple and relatively complex tasks that are important in everyday life.”
“We continue to make progress toward accomplishing the goals of the BrainGate pilot trials by generating data to evaluate the level of useful control that participants can achieve with the device and demonstrating its initial safety profile,” commented Timothy R. Surgenor, Cyberkinetics’ President and Chief Executive Officer. “These early results move us toward our ultimate goal of providing a fast, reliable and unobtrusive connection between the brain of a severely disabled person and a personal computer. Although a number of important and difficult challenges remain to be overcome, we have now been able to demonstrate that this powerful interface can be applied to operate a variety of practical, external devices for those with a wide range of nervous system conditions and injuries.”

Summary of Preliminary Results
In his abstract, “BrainGate neuromotor prosthesis: First experience by a person with brainstem stroke,” Dr. Donoghue presented preliminary results from three participants in the pilot trial of the BrainGate System in those with spinal cord injury, stroke and muscular dystrophy. Dr. Donoghue reported that significant progress that has been achieved in the development of neural signal-control filters that improve the speed and accuracy of the participant’s cursor control. Due to these improvements, the participant with a brainstem stroke was able to operate a commercially available communications device, as well as remote control of a motorized wheelchair using the BrainGate System and her own thoughts. In addition, Dr. Donoghue noted that all four participants in two separate pilot trials, including the first participant in the BrainGate ALS clinical trial, were able to modulate their own neural signals, or thoughts about movement, in order to control a computer cursor, as well as other appliances such as televisions and lamps.
In addition to his role as Chief Scientific Officer at Cyberkinetics, Dr. Donoghue is a co-founder of Cyberkinetics and Professor and Director of the Brain Science Program at Brown University.
A copy of Dr. Donoghue’s abstract is available from Cyberkinetics’ website in the Media Kit at www.cyberkineticsinc.com. For specific information about BrainGate™ clinical trials please send an email to braingateinfo@cktrial.com.
About the BrainGate System
The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface (BCI) that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a human hair, that can detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the motor cortex. A small wire connects the sensor to a pedestal that is placed on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors that enable the study operators to determine how well study participants can control devices driven by their neural output – that is, by thought alone. The ultimate goal of the BrainGate System development program is to create a safe, effective and unobtrusive universal operating system that will enable those with motor impairments resulting from a variety of causes to quickly and reliably control a wide range of devices, including computers, assistive technologies and medical devices, simply by using their thoughts.
A pilot study of the BrainGate System is currently underway in those with severe paralysis resulting from spinal cord injury (SCI), muscular dystrophy, or with “locked-in” syndrome (tetraplegia and the inability to speak) secondary to stroke. A second pilot study is currently enrolling individuals with ALS or other motor neuron diseases at the Massachusetts General Hospital in Boston, Massachusetts.

About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara™ Oscillating Field Stimulator (OFS) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the FDA cleared-to-market NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Cyberkinetics Contact:
Elizabeth A. Razee, Corporate Communications
508-549-9981, Ext. 109, erazee@cyberkineticsinc.com
MacDougall Biomedical Communications Contact:
Kari Watson, Media Relations
508-647-0209, kwatson@macbiocom.com
Brown University Contact:
Wendy Lawton
Senior Science Writer
401-863-1862, wendy_lawton@brown.edu

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On October 18, 2006, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) pursuant to which it has agreed to issue and sell in a private placement (the “Private Placement”) to the Purchasers (i) 8,336,668 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at price of $1.20 per share and (ii) five-year warrants (the “Warrants”) to purchase an aggregate of 4,168,338 shares (the “Warrant Shares”) of Common Stock at an exercise price of $1.40 per share. The Company received gross proceeds of approximately $10,004,000. C.E. Unterberg, Towbin, LLC and WBB Securities, LLC served as placement agents for the Private Placement and, for services rendered, received aggregate cash consideration of approximately $630,280. For their services, C.E. Unterberg, Towbin, LLC also received a warrant to purchase 337,650 shares of Common Stock on the same terms of the Warrants. The Company intends to use the net proceeds of the Private Placement to support its planned 2007 launch of the Cyberkinetics’ Andara™ OFS™ (Oscillating Field Stimulator) Device, for other research and clinical programs and for general corporate purposes.
Terms of the Purchase Agreement
     The Purchase Agreement, among other things, provided for the purchase and sale of the Common Stock and the Warrants on the foregoing terms and required that the Company enter into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to register the Shares and the Warrant Shares for resale with the United States Securities and Exchange Commission (“SEC”).
     The foregoing summary is qualified in its entirety by reference to the Purchase Agreement which is attached hereto as Exhibit 10.1 to this report and incorporated herein by reference.
Terms of the Warrants
     The Warrants are immediately exercisable for cash and the holders may purchase Warrant Shares at any time until the fifth anniversary of the date of issue. The exercise price may be paid pursuant to a cashless exercise provision if the Warrant Shares have not been registered within a year after the Warrants are issued. If the Warrants are exercised in full at the $1.40 per share exercise price, the Company would receive aggregate proceeds of approximately $5.836 million. The exercise price and the number of shares of Common Stock issuable pursuant thereto are subject to customary adjustments.
     The foregoing summary is qualified in its entirety by reference to the forms of the Warrants, which are attached hereto as Exhibits 4.1 and 4.2 to this report and incorporated herein by reference.
Terms of the Registration Rights Agreement
     The Registration Rights Agreement requires the Company to file a Registration Statement with the SEC within 45 calendar days after the closing of the Private Placement for the purpose of registering for resale the Shares and the Warrant Shares. The Company is required to use commercially reasonable efforts to cause the Registration Statement to become effective no later than the 120 th calendar day following the closing, and to use commercially reasonable efforts to keep the Registration Statement continuously effective until the expiration of the Effectiveness Period (as defined in the Registration Rights Agreement). If the Company fails to comply with these or certain other provisions, or if after the effectiveness, the Registration Statement ceases to be effective for a period in excess of permitted periods (as defined in the Registration Rights Agreement), then the Company shall be required to pay each holder an amount of liquidated damages equal to 2% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for the Shares and Warrants then held by such holder on a monthly basis until the Registration Statement is filed and declared effective or the securities are otherwise permitted to be resold. Such liquidated damages may not exceed 10% of the aggregate purchase price paid by the holder pursuant to the Purchase Agreement.
     The foregoing summary is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.3 to this report and incorporated herein by reference.
Item 3.02      Unregistered Sales of Equity Securities.
     See disclosure under Item 1.01 of this report, which is incorporated herein by reference.
     The Company issued the Shares and the Warrants in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on similar exemptions under applicable state securities laws, to Purchasers who, based on their representations in the Purchase

Agreement, the Company reasonably believed were “accredited investors,” as defined in Regulation D under the Securities Act.
Item 9.01.      Financial Statements and Exhibits.
     On October 18, 2006, the Company issued a press release announcing the private placement and a subsequent press release announcing the closing of the private placement, each of which are attached hereto, respectively as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
(c)      Exhibits:

Exhibit
Number	Description

4.1	Form of Stock Purchase Warrant

4.2	Form of Stock Purchase Warrant

4.3	Registration Rights Agreement dated October 18, 2006

10.1	Securities Purchase Agreement dated October 18, 2006

99.1	Press Release Announcing Definitive Agreements dated October 18, 2006

99.2	Press Release Announcing Completion of Financing dated October 18, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
Date: October 19, 2006	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Stock Purchase Warrant

4.2	Form of Stock Purchase Warrant

4.3	Registration Rights Agreement dated October 18, 2006

10.1	Securities Purchase Agreement dated October 18, 2006

99.1	Press Release Announcing Definitive Agreements dated October 18, 2006

99.2	Press Release Announcing Completion of Financing dated October 18, 2006

Exhibit 4.1
COMMON STOCK PURCHASE WARRANT
THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.
Date: October 18, 2006
Warrant to Purchase Common Stock
of
Cyberkinetics Neurotechnology Systems, Inc.
(Subject to Adjustment)
     THIS CERTIFIES THAT, for value received,                                          (“Holder”), is entitled, subject to the terms and conditions of this Common Stock Purchase Warrant (this “Warrant”), at any time or from time to time after the date hereof (the “Effective Date”), to purchase up to                                                              (                    ) shares (the “Warrant Shares”) of Common Stock (as defined below), from Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), at an exercise price per share equal to $1.40 (the “Purchase Price). This Warrant shall expire at 5:00 p.m. Eastern Time on that date which is sixty (60) months from the date of this Warrant (the “Expiration Date”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in connection with that certain Securities Purchase Agreement executed by and among the Company, Holder and other parties.
1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended.
     “Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any other securities at any time receivable or issuable upon exercise of this Warrant.

     “Fair Market Value” or “FMV” of a share of Common Stock as of a particular date shall mean:
     (a) If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange over the five (5) business days ending immediately prior to the applicable date of valuation;
     (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
     (c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Holders’ determination of the value of the Company.
     “SEC” shall mean the Securities and Exchange Commission.
2. EXERCISE OF WARRANT
     2.1 Exercise, Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,
     (a) surrendering this Warrant at the address of the Company, and either
     (b) providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”),
     (c) if, by the Effectiveness Date (which shall have the meaning as set forth in the Registration Rights Agreement), or at any time following the Effectiveness Date while the Company is required to maintain an effective registration statement as required pursuant to the terms of a Registration Rights Agreement dated as of the date hereof among the Company, the Holder and certain other parties (the “Registration Rights Agreement”) the Warrant Shares have not been registered or are not subject to an effective registration statement as required pursuant to the terms of a Registration Rights Agreement, the Holder may elect, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the “Election”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:
X= Y(A-B)/A

Where X = The number of Warrant Shares to be issued to the Holder upon an Election.
Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.
A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.
B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof
     2.2 Limitation on Exercise / Beneficial Ownership. Unless the Holder shall have notified the Company in writing prior the exercise of the Warrant, the Holder shall not have the right to exercise this Warrant, and the Company shall use commercially reasonable efforts not to effect the exercise of this Warrant (if the Company has knowledge that such exercise would result in beneficial ownership in excess of 4.99%), to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-KSB, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
     2.3 Common Stock Certificates; Fractional Shares. Following he Company’s receipt of a Notice of Exercise, the Company will use commercially reasonable efforts to cause the delivery within three (3) Trading Days of such receipt, to the person or persons entitled to receive the same, a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. The Company shall register the number of shares of Common Stock issuable upon exercise on the share register of the Company. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.
     2.3 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Common Stock Purchase Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.
3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.
4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:
     4.1 Adjustment for Stock Splits. Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.
     4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.
     4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change `with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.
     4.4 Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant (in all cases without regard to any limitations on the exercise of this Warrant), during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     4.5 Conversion of Common Stock. If all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been deliverable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.
5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
6. REPRESENTATION. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock for issuance upon exercise of this Warrant.
7. REGISTRATION. The Company has agreed to register the Warrant Shares pursuant to the Registration Rights Agreement.
8. RESTRICTIONS ON TRANSFER.
     8.1 The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144 or pursuant to some other applicable exemption from registration.
     8.2 In addition to the foregoing restrictions on transfer, this Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld. In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company set forth herein and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes
9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof may not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.
11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 11.
12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.
13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

14. NOTICES OF RECORD DATE. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose:
     (a) of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or
     (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or
     (c) of any voluntary dissolution, liquidation or winding-up of the Company; or
     (d) of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date of the proposed action therein specified.
15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
16. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.
17. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance hereunder. The parties agree that monetary damages alone may not be adequate compensation for any loss incurred by reason of any breach of obligations hereunder and agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this ___ day of October, 2006.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
By:
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Address for Notices: 100 Foxborough Boulevard, Suite 240 Foxborough, Massachusetts 02035 Facsimile: (508) 549-9985
SIGNATURE PAGE TO WARRANT

EXHIBIT 1
NOTICE OF EXERCISE
(To be executed upon exercise of Warrant)
WARRANT NO. ___ _______________
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Cyberkinetics Neurotechnology Systems, Inc., as provided for therein, and (check the applicable box):
     ☐ Tenders herewith payment of the exercise price in full in the form of cash or a~ certified or official bank check in same-day funds in the amount of $                     for                      such securities.
     ☐ If applicable pursuant to the cashless exercise feature set forth in Section 2.1(c).
     Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:
Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.
If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2
ASSIGNMENT
(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)
WARRANT NO.-___
     For value received, hereby sells, assigns and transfers unto                                          the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                              attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAME(s) OF ASSIGNEE(s)	ADDRESS(es) OF ASSIGNEE(s)	# OF WARRANTS

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated: , 200_

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule l7Ad-15.

Exhibit 4.2
COMMON STOCK PURCHASE WARRANT
THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.
Date: October 18, 2006
Warrant to Purchase Common Stock
of
Cyberkinetics Neurotechnology Systems, Inc.
(Subject to Adjustment)
     THIS CERTIFIES THAT, for value received,                                          (“Holder”), is entitled, subject to the terms and conditions of this Common Stock Purchase Warrant (this “Warrant”), at any time or from time to time after the date hereof (the “Effective Date”), to purchase up to                                          (                    ) shares (the “Warrant Shares”) of Common Stock (as defined below), from Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), at an exercise price per share equal to $1.40 (the “Purchase Price). This Warrant shall expire at 5:00 p.m. Eastern Time on that date which is sixty (60) months from the date of this Warrant (the “Expiration Date”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in connection with that certain Securities Purchase Agreement executed by and among the Company, Holder and other parties.
1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended.
     “Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any other securities at any time receivable or issuable upon exercise of this Warrant.

     “Fair Market Value” or “FMV” of a share of Common Stock as of a particular date shall mean:
     (a) If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange over the five (5) business days ending immediately prior to the applicable date of valuation;
     (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
     (c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Holders’ determination of the value of the Company.
     “SEC” shall mean the Securities and Exchange Commission.
2. EXERCISE OF WARRANT
     2.1 Exercise, Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,
     (a) surrendering this Warrant at the address of the Company, and either
     (b) providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”),
     (c) if, by the Effectiveness Date (which shall have the meaning as set forth in the Registration Rights Agreement), or at any time following the Effectiveness Date while the Company is required to maintain an effective registration statement as required pursuant to the terms of a Registration Rights Agreement dated as of the date hereof among the Company, the Holder and certain other parties (the “Registration Rights Agreement”) the Warrant Shares have not been registered or are not subject to an effective registration statement as required pursuant to the terms of a Registration Rights Agreement, the Holder may elect, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the “Election”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:
X= Y(A-B)/A

Where X = The number of Warrant Shares to be issued to the Holder upon an Election.
Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.
A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.
B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof
     2.2 Limitation on Exercise / Beneficial Ownership. The Holder shall not have the right to exercise this Warrant, and the Company shall use commercially reasonable efforts not to effect the exercise of this Warrant (if the Company has knowledge that such exercise would result in beneficial ownership in excess of 4.99% (the “Maximum Percentage”)), to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-KSB, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

     2.3 Common Stock Certificates; Fractional Shares. Following he Company’s receipt of a Notice of Exercise, the Company will use commercially reasonable efforts to cause the delivery within three (3) Trading Days of such receipt, to the person or persons entitled to receive the same, a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. The Company shall register the number of shares of Common Stock issuable upon exercise on the share register of the Company. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.
     2.3 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Common Stock Purchase Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.
3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.
4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:
     4.1 Adjustment for Stock Splits. Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.
     4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.
     4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change `with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.
     4.4 Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant (in all cases without regard to any limitations on the exercise of this Warrant), during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     4.5 Conversion of Common Stock. If all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been deliverable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.
5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
6. REPRESENTATION. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock for issuance upon exercise of this Warrant.
7. REGISTRATION. The Company has agreed to register the Warrant Shares pursuant to the Registration Rights Agreement.
8. RESTRICTIONS ON TRANSFER.
     8.1 The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144 or pursuant to some other applicable exemption from registration.
     8.2 In addition to the foregoing restrictions on transfer, this Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld. In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company set forth herein and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes
9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof may not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.
11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 11.
12. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.
13. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.
14. NOTICES OF RECORD DATE. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose:

     (a) of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or
     (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or
     (c) of any voluntary dissolution, liquidation or winding-up of the Company; or
     (d) of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date of the proposed action therein specified.
15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
16. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.
17. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance hereunder. The parties agree that monetary damages alone may not be adequate compensation for any loss incurred by reason of any breach of obligations hereunder and agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this                      day of October, 2006.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
By:
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Address for Notices: 100 Foxborough Boulevard, Suite 240 Foxborough, Massachusetts 02035 Facsimile: (508) 549-9985
SIGNATURE PAGE TO WARRANT

EXHIBIT 1
NOTICE OF EXERCISE
(To be executed upon exercise of Warrant)
WARRANT NO. ___ _______________
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Cyberkinetics Neurotechnology Systems, Inc., as provided for therein, and (check the applicable box):
     ☐ Tenders herewith payment of the exercise price in full in the form of cash or a~ certified or official bank check in same-day funds in the amount of $                     for                      such securities.
     ☐ If applicable pursuant to the cashless exercise feature set forth in Section 2.1(c).
     Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.
If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2
ASSIGNMENT
(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)
WARRANT NO.-
     For value received, hereby sells, assigns and transfers unto                                          the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAME(s) OF ASSIGNEE(s)	ADDRESS(es) OF ASSIGNEE(s)	# OF WARRANTS

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.
Dated:                                         , 200_

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule l7Ad-15.

Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 18, 2006, by and among Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), on the one hand and the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”), on the other hand.
     This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”) and the Placement Agency Agreement between the Company and CEUT (the “Agency Agreement”).
     The Company, CEUT and the Purchasers hereby agree as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Advice” shall have the meaning set forth in Section 6(d).
     “Closing” means the closing of the transactions contemplated by the Purchase Agreement.
     “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) the 120th calendar day following the date of the Closing, and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.
     “Effectiveness Period” shall have the meaning set forth in Section 2(a).
     “Event” shall have the meaning set forth in Section 2(b).
     “Event Date” shall have the meaning set forth in Section 2(b).
     “Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the 45th calendar day following the date of the date of the Closing.
     “Holder” or “Holders” means the holder or holders, as the case maybe, from time to time, of Registrable Securities.
     “Indemnified Party” shall have the meaning set forth in Section5(c).
     “Indemnifying Party” shall have the meaning set forth in Section5(c).
     “Losses” shall have the meaning set forth in Section 5(a).

     “Plan of Distribution” shall have the meaning set forth in Section2(a).
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities” means, as to this Agreement only, (a) the Shares and the Warrant Shares, and (b) the shares issued or issuable upon exercise or conversion of those certain Warrants issued to CEUT pursuant to the Placement Agent Agreement, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
     “Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.
     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
     “Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).
     2. Registration.
     (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement

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required hereunder shall contain (except if otherwise directed by the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) or pursuant to any other applicable exemption from registration as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).
     (b) If: (i) a Registration Statement is not filed on or prior to the Filing Date (if the Company files a Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (iv) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case ten (10) consecutive Trading Days but no more than an aggregate of fifteen (15) Trading Days during any 12-month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iv) the date on which such ten (10) or fifteen (15) Trading Day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 9% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding anything herein to the contrary, (i) all such liquidated damages payable pursuant to Section 2(b) shall not exceed 10% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement, and (ii) if an Event or the continuation of an Event is caused solely as a result of an act or omission by a Holder, the Company shall not be liable to pay liquidated damages to such Holder that otherwise would result on account of such Event or continuation of an Event.

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     3. Registration Procedures.
     In connection with the Company’s registration obligations hereunder, the Company shall:
     (a) Not less than five (5) Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of any disclosure relating to the Holders, including but not limited to the entire Selling Stockholder and Plan of Distribution sections which sections shall be subject to the prompt review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than two Trading Days after the Holders have been so furnished copies of such documents. Prior to any filing relating to the Registration Statement, each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) within five Trading Days of written request by the Company.
     (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practicable, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
     (c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably practicable and (if requested by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective

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amendment, when the same has become effective;(ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
     (e) Furnish to each Holder, without charge and upon request, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
     (f) Promptly (i) deliver to each Holder, without charge and upon request, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request and (ii) file with the SEC a final prospectus in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).
     (g) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep the

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Registration or qualification (or exemption there from) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or where such qualification would, subject the Company to any tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
     (h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
     (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed sixty (60) Trading Days (which need not be consecutive days) in any 12-month period.
     (j) Comply with all applicable rules and regulations of the Commission.
     The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until two Trading Days following the date on which such information is delivered to the Company.
     4. Registration Expenses. All fees and expenses incident to the performance of or

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compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.
     5. Indemnification.
     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution,

7

threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
     (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably

8

satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice (which shall include reasonable supporting documentation of such fees and expenses) thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
     (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding

9

paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.
     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6. Miscellaneous.
     (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
     (b) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities. The Company shall not file any other initial registration statements until after the Effective Date (other than registration statements on Form S-4 or Form S-8 or their then equivalents).
     (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
     (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder is advised in writing (the “Advice”) by the Company that such Prospectus supplement or amended Registration Statement has been filed with, and in the case of an amended Registration Statement declared effective by, the SEC or the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus maybe resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).
     (e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is

10

not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.
     (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 66% of the then outstanding Registrable Securities.
     (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.
     (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.
     (i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to bean original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
     (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.
     (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to

11

achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer
[SIGNATURE PAGES OF PURCHASERS FOLLOW]

PURCHASER SIGNATURE PAGES TO
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
REGISTRATION RIGHTS AGREEMENT

(Name of Purchaser)

By:
Name:
Title:
[PURCHASER SIGNATURE PAGES CONTINUE]

(Name of Purchaser)

By:
Name:
Title:
[PURCHASER SIGNATURE PAGES CONTINUE]

(Name of Purchaser)

By:
Name:
Title:
[PURCHASER SIGNATURE PAGES CONTINUE]

(Name of Purchaser)

By:
Name:
Title:
[PURCHASER SIGNATURE PAGES CONTINUE]

ANNEX A
PLAN OF DISTRIBUTION
     The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
     In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.
     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations hereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

ANNEX B
Cyberkinetics Neurotechnology Systems, Inc.
SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
     The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of that certain Registration Rights Agreement, dated as of                                                              , 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.
NOTICE
     The undersigned beneficial owner (the “Selling Security holder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3)in the Registration Statement.
QUESTIONNAIRE
     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
1.	NAME.
     (a) Full Legal Name of Selling Security holder

     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

     (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly, alone or with others has the power to vote or dispose of the securities covered by the questionnaire):

2.	ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone:

Fax:

Contact Person:
3.	BENEFICIAL OWNERSHIP OF REGISTRABLE SECURITIES:
(a)	Type and Number of Registrable Securities beneficially owned:

4.	BROKER-DEALER STATUS:
(a)	Are you a broker-dealer?

Yes ☐ No ☐
     Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
     (b) Are you an affiliate of a broker-dealer? Yes ☐ No ☐
     (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
     Yes ☐ No ☐

5.	BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.
     Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
     (a) Type and Amount of Other Securities beneficially owned by the Selling Security holder:

6.	RELATIONSHIP WITH THE COMPANY:
     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. State any exceptions here:
     State any exceptions here:

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of October 18, 2006, among Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”) on the other hand;
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company Units (“Units”), each Unit consisting of (i) one share of Common Stock (“Common Shares”) and (ii) a warrant in the form attached hereto as Exhibit A (“Warrant”) to purchase 0.5 share of Common Stock (“Warrant Shares”) (the Common Shares and the Warrant Shares are collectively referred to herein as the “Shares”).
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” shall have the meaning ascribed to such term in Section 3.1(i).
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “CEUT” means C.E. Unterberg, Towbin, LLC.
     “Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.
     “Closing Date” means the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

     “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
     “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, (c) securities issued pursuant to strategic transactions with an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds or pursuant to acquisitions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) securities issued to consultants for services rendered to the Company in non-capital raising transactions in an amount per individual issuance not to exceed 30,000 shares for particular services rendered.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
     “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(k).
     “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).
     “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
     “Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).
     “Material Permits” shall have the meaning ascribed to such term in Section 3.1(j).
     “Per Unit Purchase Price” equals $1.20, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof)or other entity of any kind.

     “Placement Agent Agreement” means that certain engagement letter relating to the transaction contemplated hereby between the Company and C.E. Unterberg, Towbin, LLC.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, providing for the registration of the Shares in the form of Exhibit B attached hereto.
     “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.
     “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.
     “Subsidiary” shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a).
     “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board.
     “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, a number of Units equal to the Subscription Amount divided by the Per Unit Purchase Price. Up to 12,500,000 units may be sold hereunder. Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur at the offices of C.E. Unterberg, Towbin, LLC, 350 Madison Avenue, New York, NY 10017 or such other location as the parties shall mutually agree. The payment of the aggregate Subscription Amounts and disbursement of funds shall be through an escrow with C.E. Unterberg,

Towbin, LLC or such other escrow agent as approved by the Company (the “Escrow Agent”).
     2.2 Deliveries.
     (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser or CEUT, as the case may be the following:
          (i) this Agreement duly executed by the Company;
          (ii) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Common Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser; and
          (iii) the Warrants;
          (iv) the Registration Rights Agreement duly executed by the Company.
     (b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
          (i) this Agreement duly executed by such Purchaser;
          (ii) such Purchaser’s Subscription Amount by wire transfer of same day funds to the account as specified in writing by the Escrow Agent; and
          (iii) the Registration Rights Agreement duly executed by such Purchaser.
     2.3 Closing Conditions.
     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
          (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;
          (ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and
          (iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.
     (b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
          (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

          (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
          (iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and
          (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
          (v) a minimum of $10,000,000 shall have been received by the Escrow Agent.
          (vi) The Purchasers and CEUT shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Purchasers.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:
     (a) Subsidiaries. All of the direct and indirect subsidiaries of the Company, if any, are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.
     (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its businesses currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction

Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii)as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Units and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.
     (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii)the filing with the Commission of the Registration Statement, (iii)application(s) to each applicable Trading Market for the listing of the Common Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).
     (f) Issuance of the Securities. The Common Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.
     (g) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value per share, and no shares of preferred stock. As of the date hereof, there were 29,096,661 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there were outstanding options and warrants to purchase 10,273,7[63] shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is apart or, to the knowledge of the Company, between or among any of the Company’s stockholders. No anti-dilution or other similar rights will be triggered by the issuance of the Securities pursuant to this Agreement.
     (h) Material Changes. Since June 30, 2006, (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements (as defined below) pursuant to GAAP, (ii) the Company has not altered its method of accounting, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares or its capital stock.
     (i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Shares or (ii) could, if there were an unfavorable decision, result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there’s not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company.
     (j) Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
     (k) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. There is no claim, action or proceeding pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.

The Company is unaware of any facts or circumstances that would give rise to such foregoing infringements, claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of their Intellectual Property Rights.
     (l) Certain Fees. Except for placement agent fees to CEUT and its co-placement agent WBB, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
     (m) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. The Company has offered the Units for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
     (n) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in manner so that it will not become subject to the Investment Company Act.
     (o) Registration Rights. Other than as contemplated hereby, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
     (p) Financial Statements. The Company has made available to the Purchasers its (a) audited balance sheets as at December 31, 2004 and 2005 and related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2004 and 2005, and (b) unaudited balance sheets as at June 30, 2006 and the related statement of operations, changes in stockholders equity and cash flows for the six months ended June 30, 2006 (collectively, the “Financial Statements”). The Financial Statements (i) fairly present the financial position and results of operations of the Company as of the dates indicated, and (ii) were prepared in accordance with U.S. GAAP in effect as of the dates indicated (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments).
     (q) SEC Documents. For a period of two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to the Purchasers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (r) Internal Accounting and Disclosure Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither the Company nor any of its Subsidiaries have received any written notice from any accountant identifying a material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries that is not specified in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.
     (s) Form SB-2 Eligibility. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchasers using Form SB-2 promulgated under the Securities Act.
     (t) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
     (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (b) Investment Intent. Such Purchaser understands that the Common Shares and the Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares and Warrants as principal for its own account and not with a view to or for distributing or reselling such Common Shares or Warrants, or any part thereof, has no present intention of distributing any of such Common Shares or Warrants and has no arrangement or understanding with any other persons regarding the distribution of such Common Shares or Warrants (this representation and warranty not limiting such Purchaser’s right to sell the Common Shares or Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Common Shares and Warrants hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares or Warrants.
     (c) Purchaser Status. At the time such Purchaser was offered the Units, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as broker-dealer under Section 15 of the Exchange Act.
     (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.
     (e) General Solicitation. Such Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     (f) Reliance on Exemptions. Such Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares and the Warrants.
     (g) Information. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Units as have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares and the Warrants.
     (h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares and Warrants or the fairness or suitability of the investment in the Common Shares and Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares and Warrants.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
     (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement and the Registration Rights Agreement.
     (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Common Shares, the Warrants and the Warrant Shares in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.
     The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledge shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.
     (c) Certificates evidencing the Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)),(i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act provided that at the time a Purchaser requests a removal of the legend on any certificate evidencing all or any portion of any of the Common Shares and Warrant Shares, such Purchaser (or a broker acting on such Purchaser’s behalf) provides to the Company (or to the transfer agent on the Company’s behalf), representation that any of the Common Shares and Warrant Shares, sold or to be sold by such Purchaser have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Common Shares and Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legends not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Shares and Warrant Shares issued with a restrictive legend (such date, the” Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.
     (d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Common Shares and Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Common Shares and Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption there from.
     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company will use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers or that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
     4.4 Publicity. On or before 8:30 AM Eastern Time on the first business day following the date of this Agreement, the Company shall issue a press release describing the material terms and conditions of the transactions contemplated by the Transaction Documents. On the same day, the Company shall file a Current Report on Form 8-K, attaching the material Transaction Documents (including, this Agreement, the Registration Rights Agreement and a form of Warrant), in compliance with the 1934 Act. The Company, and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company, nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Without the prior written consent of any applicable Purchaser, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations.
     4.5 Reservation of Common Stock. As of the date hereof, each of the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Securities pursuant to this Agreement.
     4.6 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.
     4.7 Subsequent Equity Sales. Except for Exempt Issuances, from the date hereof until sixty (60) days following the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.
     4.8 Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by each Purchaser to such Purchaser within three Trading Days of the Closing Date.

ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before the date that is five business days from the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
     5.2 Fees and Expenses. The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as otherwise set forth in this Agreement or in the Placement Agent Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.
     5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
     5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least a sixty-six percent (66%) of the Common Shares at such time or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. No Purchaser may assign any or all of its rights under this Agreement to any Person without the prior written consent of the Company.
     5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, exceopt that CEUT is an intended third-party beneficiary of Section 2.2(a) and 2.3(b)(vii).
     5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees another costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     5.10 Survival. The representations and warranties herein shall survive the Closing and delivery of the Units for two years from the date hereof.
     5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed beach party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 Replacement of Shares. If any certificate evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.
     5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.
     5.15 Indemnification of Purchasers. Subject to the provisions of this Section 5.15, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Warrants or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated hereby (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or the Warrants or any agreements or understandings such Purchaser may have with any such stockholder or any violations or alleged violation by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof and the Company’s payment of such fees and expenses has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.
     5.16 Purchasers not Acting as a Group. The Purchasers and the Company acknowledge and agree that no action has been taken by any Purchaser or the Company pursuant hereto or to the other Transaction Documents, deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for the purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Address for Notice
100 Foxborough Boulevard
Suite 240
Foxborough, Massachusetts 02035
with a copy to (which shall not constitute notice):
Michael A. Hickey, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
State Street Financial Center
One Lincoln Street
Boston, MA 02109
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOR PURCHASERS FOLLOW.]

[PURCHASER SIGNATURE PAGES TO CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
SECURITIES PURCHASE AGREEMENT PURCHASE AGREEMENT]
IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[INVESTING ENTITY]
By:
Name:
Title:

Email Address:
Address for Notice of Investing Party:
With a copy to (which shall not constitute notice):
Address for Delivery of Units for Investing Entity (if not same as above):
EIN:
Subscription Amount: $                                         Units
Number:

ANNEX A
CLOSING STATEMENT
     Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $                     of Units from Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the “Company”). All funds will be wired into an escrow account. All funds will be disbursed in accordance with this Closing Statement.
DISBURSEMENT DATE:                                                              , 2006
I. PURCHASE PRICE
GROSS PROCEEDS TO BE RECEIVED IN TRUST $
II. DISBURSEMENTS
$
$
$
TOTAL AMOUNT DISBURSED: $
WIRE INSTRUCTIONS:
To:
To:

Disclosure Schedule
     The following are exceptions to the representations, warranties of Cyberkinetics Neurotechology Systems, Inc. (the “Company”) contained in the Securities Purchase Agreement, dated as of October 18, 2006 (the “Agreement”), pursuant to which the Purchasers will purchase, and the Company will sell to the Purchasers, shares of Common Stock on the terms and conditions set forth in the Agreement, and should be considered an integral part of the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would be appropriate, whether or not repeated under any section number where such disclosure might be deemed appropriate, so long as such information would on its face reasonably be deemed to apply under such other section. All exhibits attached hereto are incorporated by reference herein. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement, unless the context otherwise requires.
     3.1(a) Subsidiaries
     Cyberkinetics, Inc., a Delaware corporation.
     Andara Life Science, Inc., a Indiana corporation
     CYBK, Inc., a Rhode Island corporation.
     3.1(e) Filings, Consents and Approvals
     The Company has the following obligation which expires on October 31, 2006 under the Securities Purchase Agreement dated September 26, 2005:
4.9 Most Favored Nations. If, at any time and from time to time during the period commencing on the Closing Date and ending on the first anniversary of the Effective Date, the Company issues additional shares of Common Stock or Common Stock Equivalents (the “Additional Shares”) at a price or exercise price per share of Common Stock (the “Effective Price”) less than Per Share Unit Price (as adjusted hereunder to such date), then the Company shall provide notice thereof to the Purchasers, and, within twenty business days from receipt of such notice, the Purchasers or any of them shall have the right to purchase additional shares of Common Stock (the “Purchase Shares”) at a purchase price equal to the par value thereof (the “Purchase Share Price”) in accordance with the following:
     (a) There shall be calculated a per share price (the “Adjusted Price”) determined by a fraction, the numerator of which shall be $19,020,581 PLUS the product of the number of Additional Shares multiplied by the Effective Price PLUS any prior products of previously issued Additional Shares multiplied by the applicable Effective Price(s) with respect to such issuances, and the denominator of which shall be 15,850,484 PLUS the number of Additional Shares PLUS any previously issued Additional Shares.
     (b) Each Purchaser shall be entitled to purchase that number of Purchase Shares at the Purchase Price equal to the difference between the product of the total dollars paid by Purchaser for shares of common stock hereunder (the “Purchaser Amount”) divided by the Adjusted Price LESS the product of the Purchaser Amount divided by the Per Share Purchase Price.

     By way of example only, if the Company issued 4,000,000 Additional Shares at an Effective Price of $1.00 per share, and there had been no previous adjustments further to this Section 4.9, the Adjusted Price would be $1.16 ($19,020,581 PLUS $4,000,000 divided by 15,850,484 PLUS 4,000,000). If the Purchaser purchased $1,000,000 of Common Stock further to this Agreement, he/she/it would be entitled to purchase 28,736 Purchase Shares (1,000,000 divided by 1.16 or 862,069 shares LESS 1,000,000 divided by 1.2 or 833,333 shares).
     Notwithstanding the foregoing, no adjustment will be made in respect of Exempt Issuances.
     The Company has not issued any shares of its Common Stock at a price less than the Per Share Unit Price while this provision has been in effect and this provision will not be triggered as long as no Additional Shares are issued at a price less than $1.20 per share prior to October 31, 2006.
     In a letter agreement dated September 23, 2005, Hunter World Markets, Inc. was granted a right of first refusal to serve as placement agent for any financing of the Company to be conducted within twelve (12) months from the effective date of the Registration Statement related to the September 2006 Private Placement. The Company received a waiver of right of first refusal with respect to the October 2006 private placement from Hunter World Markets on September 13, 2006.
     3.1(o) Registration Rights
          The Company entered into Registration Rights Agreements dated October 7, 2004 and September 26, 2005 with certain investors. Under those Agreements, the Company agreed to register shares of its common stock and shares underlying common stock purchase warrants issued in connection with Private Placement transactions consummated on those dates. Although the Company registered the shares and maintains currently effective registration statements covering those shares, the Company has an obligation to maintain the effectiveness of the registration statement(s) until the earlier of the date on which all of those shares have been sold or the date on which any unsold shares become eligible for resale under Rule 144(k).
     The Company has granted piggy back registration rights to GE Capital with respect to 91,301 shares of the Company’s common stock and to CEO Cast, Inc. with respect to 32,000 shares of common stock.
     In a letter agreement with Trout Group dated March 1, 2005, the Company agreed to issue $30,000 of shares of its common stock on a quarterly basis in exchange for investor relations consulting and services. Included in that letter agreement was an obligation of the Company to make reasonable efforts to register the shares issued in a reasonable time, either by a piggyback registration or otherwise.

Exhibit 99.1
Cyberkinetics Enters into Definitive Agreements for $10.0 Million Private Placement
FOXBOROUGH, Mass.—(BUSINESS WIRE)—Oct. 18, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; “Cyberkinetics”; “the Company”) announced today that it has entered into definitive agreements to privately sell $10.0 million of newly issued shares of common stock and warrants to purchase additional shares of common stock to institutional and accredited investors. The Company expects to close the transaction subject to customary closing conditions.
The Company will issue an aggregate of approximately 8.33 million shares of common stock at a price of $1.20 per share, together with warrants to purchase up to approximately 4.167 million additional shares of common stock at an exercise price of $1.40 per share. Investors include Medica Venture Partners, a leading Israeli healthcare-dedicated venture fund, and Oxford Bioscience Partners of Boston, Massachusetts. The Company intends to use the net proceeds to support its planned 2007 launch of the Cyberkinetics’ Andara(TM) OFS(TM) (Oscillating Field Stimulator) Device, for other research and clinical programs and for general corporate purposes. C.E. Unterberg, Towbin acted as lead placement agent for the transaction.
The shares of common stock and warrants to be issued in the private placement will not have been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement filed with the Securities and Exchange Commission (SEC) or pursuant to an applicable exemption from the relevant registration requirements. The Company has agreed to file a registration statement with the SEC for the resale of the shares of common stock that will be issued in the private placement and the shares of common stock issuable upon exercise of the warrants.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord and to restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the NeuroPort(TM) System, which is cleared to market in the United States, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements

This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.

CONTACT:	Cyberkinetics Contact: Elizabeth A. Razee, 508-549-9981, Ext. 109 erazee@cyberkineticsinc.com

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.

Exhibit 99.2
Cyberkinetics Closes $10.0 Million Private Placement
FOXBOROUGH, Mass.—(BUSINESS WIRE)—Oct. 18, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; “Cyberkinetics”; “the Company”) announced today that it closed a private placement of $10.0 million of newly issued shares of common stock and warrants to purchase additional shares of common stock to institutional and accredited investors.
The Company issued an aggregate of approximately 8.33 million shares of common stock at a price of $1.20 per share, together with warrants to purchase up to approximately 4.167 million additional shares of common stock at an exercise price of $1.40 per share. Investors included Medica Venture Partners, a large Israeli healthcare-dedicated venture fund, and Oxford Bioscience Partners of Boston, Massachusetts. The Company intends to use the net proceeds to support its planned 2007 launch of the Cyberkinetics’ Andara(TM) OFS(TM) (Oscillating Field Stimulator) Device, for other research and clinical programs and for general corporate purposes. C.E. Unterberg, Towbin served as lead placement agent for the offering. WBB Securities, LLC served as co-agent for the transaction.
The shares of common stock and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement filed with the Securities and Exchange Commission (SEC) or pursuant to an applicable exemption from the relevant registration requirements. The Company has agreed to file a registration statement with the SEC for the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord and to restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the NeuroPort(TM) System, which is cleared to market in the United States, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be

identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.

CONTACT:	Cyberkinetics
Elizabeth A. Razee, 508-549-9981, Ext. 109
erazee@cyberkineticsinc.com

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.